SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1933

May 14, 2002

Date of Report (date of earliest event reported)

Occam Networks, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-30741	77-0442752
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

77 Robin Hill Road
Santa Barbara, California 93117

(Address of principal executive offices)

(805) 692-2900

(Registrant’s telephone number, including area code)

Accelerated Networks, Inc.
301 Science Drive
Moorpark, California 93021
(805) 553-9680

(Former name or former address, if changed since last report.)

ITEM 1.	CHANGES IN CONTROL OF REGISTRANT

As previously reported on registrant’s Form 8-K filed on November 15, 2001, the board of directors of the registrant, formerly Accelerated Networks, Inc., a Delaware corporation, approved the acquisition of Occam Networks Inc., a California corporation (“Occam CA”). In connection with the acquisition, Accelerated Networks, Occam CA and a wholly-owned subsidiary of Accelerated Networks entered into an Agreement and Plan of Merger and Reorganization dated as of November 9, 2001. The respective stockholders of Accelerated Networks and Occam CA approved the merger agreement, as amended, and the resulting merger at special stockholder meetings held on May 13, 2002. The merger was completed on May 14, 2002. In connection with the merger, Occam CA became a wholly-owned subsidiary of Accelerated Networks. The issuance of the registrant’s common stock to former Occam CA stockholders resulted in a change in control of the registrant.

As a result of the issuance of common stock and the assumption of all outstanding options and warrants to purchase common stock of Occam CA in connection with the merger, former Occam CA stockholders now control approximately 64% the registrant’s outstanding common stock, thus constituting a change in control of the registrant effective immediately after the merger on May 14, 2002. The registrant also filed on May 14, 2002 an amendment to its certificate of incorporation to change its name to “Occam Networks, Inc.”

ITEM 2.	ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to the merger agreement described above, each share of Occam CA common stock outstanding at the effective time of the merger was converted into the right to receive 2.037 shares of Accelerated Networks common stock. Approximately 50.9 million shares of Accelerated Networks common stock were outstanding immediately prior to the effective time of the merger. Accelerated Networks issued approximately 90.9 million shares of its common stock to former Occam CA stockholders. The shares of Accelerated Networks common stock issued in connection with the merger were registered under the Securities Act of 1933 pursuant to a Registration Statement on Form S-4 (File No. 333-75816). The registration statement was declared effective on April 26, 2002. The merger is described in greater detail in the registration statement.

In addition to the shares of Accelerated Networks common stock issued in connection with the merger, Accelerated Networks assumed all outstanding options and warrants to purchase Occam CA common stock that were outstanding at the effective time of the merger. These options and warrants were converted into the right to acquire shares of Accelerated Networks common stock, subject only to adjustments to maintain economic equivalence of the assumed options and warrants on the basis of the 2.037 exchange ratio in the merger.

The registrant’s acquisition of Occam CA was structured as a tax-free reorganization under Section 368(a) of the Internal Revenue Code.

Pursuant to the terms of the merger agreement, directors Steven M. Krausz, Robert F. Kuhling, Jr., Anthony Maher, Peter Morris and Gary J. Sbona resigned from the registrant’s board of directors effective immediately prior to the completion of the merger. Director Lip-Bu Tan remained on the board pursuant to the terms of the merger agreement. Robert B. Abbott, Mark A. Floyd, Kumar Shah, Thomas C. McConnell and Steven M. Krausz filled the available vacancies as a result of the resignations of the former directors on May 14, 2002.

ITEM 5.	OTHER EVENTS

At the special meeting of the stockholders of Accelerated Networks held on May 13, 2002, the registrant’s stockholders, in addition to approving the merger transaction, also approved a proposal to change the name of the corporation to “Occam Networks, Inc.” On May 14, 2002, after the completion of the merger, Accelerated Networks filed a certificate of amendment to its amended and restated certificate of incorporation with the Secretary of State of Delaware in order to change the name of the corporation to “Occam Networks, Inc.”

In connection with the change of the registrant’s name to “Occam Networks, Inc.”, the registrant caused the trading symbol for its common stock to be changed from “ACCL” to “OCCM.” The registrant’s common stock is currently trading on the Nasdaq National Market under the symbol “OCCM.”

On May 7, 2002, the registrant received notice from Nasdaq that its staff believes that the merger constitutes a “Reverse Merger” under Marketplace Rule 4330(f) of the Nasdaq Stock Market, Inc. The staff based its conclusion on the change in ownership and voting power and the changes in the registrant’s management and board of directors following the merger. Under Rule 4330(f), the post-transaction company must meet all initial inclusion criteria on the Nasdaq National Market, or if it elected to move to the Nasdaq SmallCap Market, the initial inclusion criteria of that market. As of the closing of the merger, the post-transaction company did not meet all initial inclusion criteria for either the Nasdaq National Market or the Nasdaq SmallCap Market and, therefore, is subject to delisting.

In addition, the staff informed the registrant that it had not regained compliance during the 90-day period previously provided to the registrant to comply with the “Minimum Bid Price” requirement under Marketplace Rules 4450(a)(5). The “Minimum Bid Price” requirement mandates that a company must maintain a bid price per share of over $1.00 or Nasdaq will initiate delisting proceedings after 90 days. As a result, even were the merger not a “Reverse Merger,” the staff informed the registrant that it would be subject to delisting in accordance with Marketplace Rule 4450(e).

The registrant intends to appeal these staff decisions. There can be no assurance that the appeal will be successful. The appeal will stay the delisting of the registrant’s securities pending the decision following a hearing in front of the Nasdaq Listing Qualifications Panel on June 21, 2002.

On May 14, 2002, the registrant’s then president and chief executive officer, Kumar Shah, made a presentation at the American Electronics Association Micro Cap Financial Conference in Monterey, California. A press release regarding the conference is furnished as Exhibit 99.3.

On May 20, 2002, the registrant announced the appointment of Robert Howard-Anderson, senior vice president of product operations, as acting president and chief executive officer, replacing Kumar Shah. Mr. Shah will continue as a director of the registrant. A press release regarding the appointment is furnished as Exhibit 99.4.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements of businesses acquired

The audited balance sheets of Occam CA as of December 31, 2001 and 2000, and the related statements of operations, shareholders’ equity (deficit) and cash flows for the years ended December 31, 2001 and 2000, and the period from July 16, 1999 (date of inception) to December 31, 1999 and the period from July 16, 1999 to December 31. 2001, and the notes related thereto, and the Independent Auditors’ Report thereon are set forth on pages F-28 to F-45 of the joint proxy statement/prospectus contained in the registrant’s registration statement on Form S-4 (File No. 333-75816). Such financial statements, notes and reports set forth at such pages are incorporated herein by reference.

(b)  Pro forma financial information

An unaudited pro forma condensed combined balance sheet as of December 31, 2001, and the related statement of operations as of December 31, 2001, and the notes related thereto are set forth on pages 119 to 125 of the proxy statement/prospectus contained in the registrant’s registration statement on Form S-4 (File No. 333-75816). Such financial statements and notes set forth at such pages are incorporated herein by reference.

(c)  Exhibits. The following exhibits are filed with this report.

Exhibit Number		Description

2.1	*
Agreement and Plan of Merger and Reorganization, dated as of November 9, 2001, by and among Registrant, Odin Acquisition Corp. and Occam Networks Inc. (included in Annex A to the proxy statement/prospectus forming part of Amendment No. 3 to the Registration Statement on Form S-4, which the Securities and Exchange Commission declared effective on April 26, 2002) (1).

2.2	*
Amendment to Agreement and Plan of Merger and Reorganization, dated as of December 26, 2001, by and among Registrant, Odin Acquisition Corp. and Occam Networks Inc. (included in Annex AA to the proxy statement/prospectus forming part of Amendment No. 3 to the Registration Statement on Form S-4, which the Securities and Exchange Commission declared effective on April 26, 2002).

2.3	*
Amendment No. 2 to Agreement and Plan of Merger and Reorganization, dated as of April 16, 2002, by and among Registrant, Odin Acquisition Corp. and Occam Networks Inc. (included in Annex AAA to the proxy statement/prospectus forming part of Amendment No. 3 to the Registration Statement on Form S-4, which the Securities and Exchange Commission declared effective on April 26, 2002).

23.1		Consent of Ernst & Young LLP, Independent Accountants.

99.1		Joint press release of the registrant and Occam Networks Inc. dated May 14, 2002 regarding the results of special stockholder meetings.

99.2		Press release of the registrant dated May 14, 2002 regarding the closing of the merger.

99.3		Press release of the registrant dated May 14, 2002 regarding the American Electronics Association Micro Cap Financial Conference.

99.4		Press release of the registrant dated May 20, 2002 regarding the appointment of new president and chief executive officer.

99.5		Press release of the registrant dated May 20, 2002 regarding notification from Nasdaq.

99.6	*
Pages F-28 to F-45 of the proxy statement/prospectus contained in the registrant’s registration statement on Form S-4 (File No. 333-75816), which the Securities and Exchange Commission declared effective on April 26, 2002.

99.7	*
Pages 119 to 125 of the proxy statement/prospectus contained in the registrant’s registration statement on Form S-4 (File No. 333-75816), which the Securities and Exchange Commission declared effective on April 26, 2002.

(1)
Pursuant to Item 601(b)(2) of Regulation S-K, the disclosure schedule of Accelerated Networks delivered to Occam CA and the disclosure schedule of Occam CA delivered to Accelerated Networks, which cite to certain factual matters as exceptions to the contractual representations of Accelerated Networks and Occam CA, in the Agreement and Plan of Merger and Reorganization, have been omitted. The registrant agrees to supplementally furnish a copy of such disclosure schedules to the Commission upon request.

*
These exhibits are incorporated by reference to the respective pages or annexes of the registrant’s registration statement on Form S-4 (File No. 333-75816), which the Securities and Exchange Commission declared effective on April 26, 2002.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2002

OCCAM NETWORKS, INC.

By:	/s/ Lee Hilbert
Lee Hilbert
Vice President, Finance (Principal Financial and Accounting Officer)

Exhibit Index

Exhibit Index		Description

2.1	*
Agreement and Plan of Merger and Reorganization, dated as of November 9, 2001, by and among Registrant, Odin Acquisition Corp. and Occam Networks Inc. (included in Annex A to the proxy statement/prospectus forming part of Amendment No. 3 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2002) (1).

2.2	*
Amendment to Agreement and Plan of Merger and Reorganization, dated as of December 26, 2001, by and among Registrant, Odin Acquisition Corp. and Occam Networks Inc. (included in Annex AA to the proxy statement/prospectus forming part of Amendment No. 3 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2002).

2.3	*
Amendment No. 2 to Agreement and Plan of Merger and Reorganization, dated as of April 16, 2002, by and among Registrant, Odin Acquisition Corp. and Occam Networks Inc. (included in Annex AAA to the proxy statement/prospectus forming part of Amendment No. 3 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2002).

23.1		Consent of Ernst & Young LLP, Independent Accountants.

99.1		Joint press release of the registrant and Occam Networks Inc. dated May 14, 2002 regarding the results of special stockholder meetings.

99.2		Press release of the registrant dated May 14, 2002 regarding the closing of the merger.

99.3		Press release of the registrant dated May 14, 2002 regarding the American Electronics Association Micro Cap Financial Conference.

99.4		Press release of the registrant dated May 20, 2002 regarding the appointment of new president and chief executive officer.

99.5		Press release of the registrant dated May 20, 2002 regarding notification from Nasdaq.

99.6	*
Pages F-28 to F-45 of the joint proxy statement/prospectus contained in the registrant’s registration statement on Form S-4 (File No. 333-75816), which the Securities and Exchange Commission declared effective on April 26, 2002.

99.7	*
Pages 119 to 125 of the joint proxy statement/prospectus contained in the registrant’s registration statement on Form S-4 (File No. 333-75816), which the Securities and Exchange Commission declared effective on April 26, 2002.

(1)
Pursuant to Item 601(b)(2) of Regulation S-K, the disclosure schedule of Accelerated Networks delivered to Occam CA and the disclosure schedule of Occam CA delivered to Accelerated Networks, which cite to certain factual matters as exceptions to the contractual representations of Accelerated Networks and Occam CA, in the Agreement and Plan of Merger and Reorganization, have been omitted. The registrant agrees to supplementally furnish a copy of such disclosure schedules to the Commission upon request.

*
These exhibits are incorporated by reference to the respective pages or annexes of the registrant’s registration statement on Form S-4 (File No. 333-75816), which the Securities and Exchange Commission declared effective on April 26, 2002.